Exhibit 10.14

Supplemental Agreement

增補協議書

甲方：三鼎生物科技股份有限公司

3D GLOBAL BIOTECH INC. (“Party A”)

乙方：永鼎醫藥股份有限公司

Yong Ding Biopharm Co., Ltd. (“Party B”)

甲、乙雙方於民國（以下同）113年6月19日簽訂專屬授權合約(以下簡稱「原合約」)，現為雙方共同合作，增進雙方利益，經甲、乙雙方協商同意簽署增補協議書(以下簡稱「本增補協議書」)對原合約進行如下補充和修改：

Party A and Party B entered into an exclusive licensing agreement (hereinafter referred to as the “Original Agreement”) on June 19, 2024 (the 113th year of the Republic of China). In order to further enhance mutual cooperation and benefits, both parties have agreed, after due negotiation, to execute this Supplemental Agreement (hereinafter referred to as the “Supplemental Agreement”) to supplement and amend the Original Agreement as follows:

1	修改原合約

Amend the Original Agreement

修正後合約 Amended Agreement Terms	原合約修訂內容 Original Agreement Terms

1.緣甲方為「培養人類角膜緣細胞之方

法」（ METHODS OF CULTURING HUMAN

CORNEAL LIMBUS CELLS）於美國專利申

請人（美國專利申請號：

US15/967,401、公開號為

US20190062704A1），並擁有相關專門技

術與技術資料。

WHEREAS, Party A is the patent applicant of “METHODS OF CULTURING HUMAN CORNEAL LIMBUS CELLS” (U.S. Patent Application No. US15/967,401; Publication No. US20190062704A1), and owns the relevant know-how and technical data.

緣乙方希冀開發以前述人類角膜緣細胞(LSCs)專利暨相關專門技術衍生之相關產品。

WHEREAS, Party B would like to develop relevant products by using the patent and relevant know-how related to the previously mentioned HUMAN CORNEAL LIMBUS CELLS (LSCs).

緣甲方同意專屬授權乙方使用前述專利

與相關專門技術及資料 中的特定之

LSCs外泌體，用於醫材、新藥、保養品

等各式產品之開發，所開發之產品可應

用於乾眼症等角膜相關發炎引起之適應

症。

WHEREAS, Party A agrees grant an exclusive license to Party B to use the specific LSC Exosomes in the aforesaid patent, as well as the related know-how and data, for the development of various products such as medical materials, new medicines, and cosmetics. The developed products can be used to treat eye dryness and other indications resulting from corneal-related inflammation.

緣甲方為「培養人類角膜緣細胞之方

法」（ METHODS OF CULTURING HUMAN CORNEAL LIMBUS CELLS）於美國專利申請人（美國專利申請號：

US15/967,401、公開號為

US20190062704A1），並擁有相關專門技術與技術資料。

WHEREAS, Party A is the patent applicant of “METHODS OF CULTURING HUMAN CORNEAL LIMBUS CELLS” (U.S. Patent Application No. US15/967,401; Publication No. US20190062704A1), and owns the relevant know-how and technical data.

緣乙方希冀~~與甲方共同合作~~開發以前述人類角膜緣細胞(LSCs)專利暨相關專門技術衍生之相關產品。

WHEREAS, Party B would like to cooperate with Party A in the development of relevant products by using the patent and relevant know-how related to the previously mentioned HUMAN CORNEAL LIMBUS CELLS (LSCs).

緣甲方同意~~與乙方共同合作開發，並~~專屬授權乙方使用前述專利與相關專門技術及資料中的特定之LSCs 外泌體，用於醫材、新藥、保養品等各式產品之開發，所開發之產品可應用於乾眼症等角膜相關發炎引起之適應症。

WHEREAS, Party A agrees to cooperate with Party B in the development, and grant an exclusive license to Party B to use the specific LSC Exosomes in the aforesaid patent, as well as the related know-how and data, for the development of various products such as medical materials, new medicines, and cosmetics. The developed products can be used to treat eye dryness and other indications resulting from corneal-related inflammation.

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第一條 名詞定義 (五)乙方參與研究人員：此係指乙方參與本產品開發之人員。 Party B’s Participating Researchers: refers to Party B’s personnel who are Involved in the development of the Product.	第一條 名詞定義 (五)乙方參與研究人員：此係指乙方參與本產品~~合作及/或單獨~~開發之人員。 Party B’s Participating Researchers: refers to Party B’s personnel who are involved in the cooperation and/or sole development of the Product.

第二條 授權標的與範圍

II. SUBJECT AND SCOPE of LICENSE

(七)甲、乙雙方充分瞭解此授權開發具有一定程度不確定性，若於本契約執行中，任一方遭遇困難，預計不能依「LSC授權計畫書（附件一）」之預定期間內完成階段目標，應提前以書面告知他方，雙方應友善協商，並共同以書面調整相關時程，或研商終止事宜。

7.Party A and Party B understand that the development of the Product is highly uncertain. If either party encounters difficulties during the execution of this Agreement, and is unable to complete the phase objectives within the scheduled period in accordance with the “LSC Plan (Attachment II)”, the other party shall be informed in writing in advance, and both parties shall consult amicably, and adjust the relevant timeframe in writing, or discuss termination matters.

第二條 授權標的與範圍

II. SUBJECT AND SCOPE of LICENSE

(七)甲、乙雙方充分瞭解此授權~~合作~~開發具有一定程度不確定性，若於本契約執行中，任一方遭遇困難，預計不能依「LSC~~合作~~授權計畫書（附件一）」之預定期間內完成階段目標，應提前以書面告知他方，雙方應友善協商，並共同以書面調整相關時程，或研商終止事宜。

7.Party A and Party B understand that the co-development of the Product is highly uncertain. If either party encounters difficulties during the execution of this Agreement, and is unable to complete the phase objectives within the scheduled period in accordance with the “LSC Collaboration Plan (Attachment II)”, the other party shall be informed in writing in advance, and both parties shall consult amicably, and adjust the relevant timeframe in writing, or discuss termination matters.

第四條 其他款項及付款方式

IV. Other Payments and Payment Terms

(一) 簽約金：乙方同意自本契約生效日

起且收到甲方發票後二十（20）日內，支付甲方美元 1,000,000元整(含稅)作為甲方交付「授權標的之角膜緣細胞技術方法」相關資料之價金。

1.Signature Deposit: US$1,000,000(inclusive of taxes), which Party B agrees to pay within twenty (20) days after the effective date of this Agreement and receipt of Party A’s invoice, for the delivery of the “Methodology of Corneal Limbus Cell Technology”

(二)階段授權金：甲方應致力完成以下各階段條件（milestones）之研究與開發交付乙方，乙方應於各階段項目完成時支付甲方下述階段授權金，以作為本契約所提供授權之對價，階段授權金總額為美元4,000,000元整(含稅)。

2.Milestone License Fees: The Party A shall diligently complete the research and development deliverables for each of the following milestones and deliver them to Party B. Party B shall pay Party A the corresponding milestone licensing fees upon the completion of each milestone, as consideration for the licenses provided under this Agreement. The total amount of the milestone licensing fees shall be USD 4,000,000(inclusive of taxes)

第四條 其他款項及付款方式

IV. Other Payments and Payment Terms

(一)簽約金：乙方同意自本契約生效日

起且收到甲方發票後二十（20）日內，支付甲方美元 1,000,000元整作為甲方交付「授權標的之角膜緣細胞技術~~可行性評估報告~~方法」相關資料之價金。

1.Signature Deposit: US$1,000,000, which Party B agrees to pay within twenty (20) days after the effective date of this Agreement and receipt of Party A’s invoice, for the delivery of the “Feasibility Evaluation Report on Corneal Limbus Cells Technology.”

(二)階段授權金：甲~~乙雙~~方應致力~~合作~~完成以下各階段條件（milestones）之研究與開發，~~甲方應盡商業化的努力提供技術及其他一切協助，~~乙方應於各階段項目完成時支付甲方下述階段授權金，以作為本契約所提供授權之對價，階段授權金~~/合作開發~~總額為美元4,000,000元整。

2.Milestone License Fees: Party A and Party B shall endeavor to cooperate to complete the research and development of the following milestones. Party A shall provide technical and other assistance as commercially possible, and Party B shall pay Party A the following Milestone License Fees upon completion of the milestones as consideration for the licenses provided herein, with total Milestone License Fees/co-development amount of US$4,000,000.

第十四條 一般條款

XIV. General Items

(七)本契約及其附件構成雙方對本授

權之完整合意，並取代先前雙方先前

一切協商、契約或合意。

7.This Agreement and the Attachments hereto constitute the entire agreement between the parties with respect to the license, and shall supersede all prior negotiations, contracts, or agreements between the parties. This Agreement is written in both English and Chinese. In the event of any discrepancy between the two, the Chinese version shall prevail.

第十四條 一般條款

XIV. General Items

(七)本契約及其附件構成雙方對本授

權~~合作開發~~之完整合意，並取代先前

雙方先前一切協商、契約或合意。

7.This Agreement and the Attachments hereto constitute the entire agreement between the parties with respect to the license and the cooperative development, and shall supersede all prior negotiations, contracts or agreements between the parties. This Agreement is written in both English and Chinese. In the event of any discrepancy between the two, the Chinese version shall prevail.

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2	其他

2.1	本增補協議書得經雙方同意後，以書面修改或增訂之。

This Supplemental Agreement may be amended or supplemented in writing with the mutual consent of both parties.

2.2	本增補協議書為原合約的組成部分，具有同等法律效力。

This Supplemental Agreement constitutes an integral part of the Original Agreement and has the same legal effect.

2.3	本增補協議書與原合約有衝突之處，以本增補協議書為準。

In case of any conflict between this Supplemental Agreement and the Original Agreement, the terms of this Supplemental Agreement shall prevail.

2.4	本增補協議書未涉及的事項，仍按原合約執行。

Matters not covered in this Supplemental Agreement shall continue to be governed by the Original Agreement.

2.5	本增補協議書生效日期為113年6月19日。

This Supplemental Agreement shall be effective as of June 19, 2024 (the 113th year of the Republic of China).

2.6	本增補協議書之準據法及管轄法院依原合約之規定。

The governing law and jurisdiction of this Supplemental Agreement shall be in accordance with the provisions of the Original Agreement.

2.7	本增補協議書正本1式2份，由甲、乙雙方各執一份為憑（以下接續「立本增補協議書人」）

This Supplemental Agreement is executed in two originals, one for each party as proof (hereinafter referred to as the “Signatories of the Supplemental Agreement”).

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立本增補協議書人

Signatories of this Supplemental Agreement:

甲 方：三鼎生物科技股份有限公司 (3D GLOBAL BIOTECH INC)

3D GLOBAL BIOTECH INC.

代表人：歐耿良

Representative:

統一編號：24782320

Tax ID Number:24782320

地 址：新北市汐止區新台五路一段99號21樓之1

Address: 21F-1, No. 99, Section 1, Xintai 5th Road, Xizhi District, New Taipei City

乙 方：永鼎醫藥股份有限公司 (Yong Ding Biopharm Co., Ltd)

Yong Ding Biopharm Co., Ltd.

代表人： 沈協聰

Representative: Shen, Hsieh-Tsung

統一編號：54186159

Tax ID Number:54186159

地 址：臺北市南港區園區街3號17樓

Address: 17F, No.3, Yuan Qu St., Nangang Dist., Taipei City

簽署暨生效日：中華民國113年6月28日

Date: 2024.06.28

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